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                                                                  Exhibit (8)(f)




                             PARTICIPATION AGREEMENT
Provident Mutual Life Insurance Company and Providentmutual Life and Annuity Company of America (individually and collectively, the "Insurance Company"), Van Eck Investment Trust (the "Trust") and the Trust's investment adviser, Van Eck Securities Corporation ("Underwriter") hereby agree that shares of the series of the Trust as listed on Exhibit A, as it may, from time to time, be amended (the "Portfolios"), shall be made available to serve as an underlying investment medium for Individual Variable Life Insurance Policies (the "Contracts") to be offered by Insurance Company subject to the following provisions:

1. Insurance Company represents that it has established the Provident Mutual Variable Growth Separate Account, Provident Mutual Variable Money Market Separate Account, Provident Mutual Variable Bond Separate Account, Provident Mutual Variable Managed Separate Account, Provident Mutual Variable Zero Coupon Bond Separate Account, Provident Mutual Variable Aggressive Growth Separate Account, Provident Mutual Variable International Separate Account, Provident Mutual Variable Separate Account, and the Providentmutual Variable Life Separate Account, separate accounts under Pennsylvania law, and has registered them as unit investment trusts under the Investment Company Act of 1940 (the "1940 Act"). The Provident Mutual Variable Separate Account and Providentmutual Variable Life Separate Account (the "Variable Accounts") will serve as investment vehicles for the Contracts. The Contracts provide for the allocation of net amounts received by Insurance Company to separate series of the Variable Accounts for investment in the shares of specified investment companies selected among those companies available through the Variable Accounts to act as
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         underlying investment media. Selection of a particular investment company is made by the Contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract.

2. Insurance Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws. Insurance Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law.

3. The Trust represents and warrants that Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the Commonwealth of Pennsylvania and all applicable federal and state securities laws including without limitation the Securities Act of 1933 (the "1933 Act"), and the 1940 Act and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. Insurance Company will notify the Trust if its shares are required to be registered for sale in Pennsylvania.




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4.       The Trust represents and warrants that it is lawfully organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

5. Underwriter represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of Massachusetts and any applicable state and federal securities laws.

6. The Trust and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by
         Section 17g-(l) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

7. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive. The Trust and Underwriter agree that shares of the Trust will be sold only to insurance companies (and their separate accounts) which have entered into participation agreements with the Trust and the Underwriter. No shares of any Designated Portfolios will be sold to the general public. The Trust and the Underwriter





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         agree not to sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 10, 20, and 26 of this Agreement is in effect to govern such sales. The cash value of the Contracts may be invested in other investment companies.

8. Insurance Company agrees to make every reasonable effort to market its Contracts. It will use its best efforts to give equal emphasis and promotion to shares of the Trust as is given to other underlying investments of the Variable Accounts. In marketing its Contracts, Insurance Company will comply with all applicable state or Federal laws.

9. The Trust or Underwriter will provide closing net asset value, dividend and capital gain information at the close of trading each business day, and, in any event, by 6:30 p.m. Eastern Time, to Insurance Company. Insurance Company will use this data to calculate unit values, which will in turn be used to process that same business day's Variable Accounts unit value. The Variable Accounts processing will be done the same evening, and orders will be placed the morning of the following business day. Orders will be sent directly to the Trust or its specified agent, and payment for purchase will be wired to a custodial account designated by the Trust or Underwriter, so as to coincide with the order for Trust shares. The Trust agrees to sell to Insurance Company those shares of the Portfolios which the Variable Accounts order and agrees to make shares of the Portfolios available for purchase at the applicable net asset value pursuant to the rules of the Securities and Exchange Commission (the "SEC"). For the purpose of this section, Insurance Company shall be the designee of the Trust for receipt of such orders and







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         receipt by such designee shall constitute receipt by the Trust provided that the Trust receives notice of such orders by 10 a.m. and receipt by such designee shall constitute receipt by the Trust. In the event that the Fund is unable to meet the 6:30 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares of each Designated Portfolio for the Account. Such additional time shall be equal to the additional time which the Fund takes to make the net asset value available to the Company. If the Fund provides incorrect share net asset value information, the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any error in the calculation or reporting of net asset value per share, dividend or capital gains information greater than or equal to $.01 per share shall be reported immediately upon discovery to the Company. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value pursuant to the rules of the SEC. The Trust will execute the orders at the net asset value as determined as of the close of trading on the prior day. Dividends and capital gains distributions shall be reinvested in additional shares at the ex-date net asset value.

10. The Trust agrees to redeem for cash (subject to its rights under Rules 18f-1 and 22c-1, provided that each Contract owner shall be considered a shareholder for purposes of Rule 18f-1), on Insurance Company's request, any full or fractional shares of the Portfolios, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of






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         this section, insurance Company shall be the designee of the Trust for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Trust.

11. Insurance Company shall pay for Portfolio shares by 11 a.m. Eastern time on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 9 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

12. The Trust shall pay and transmit the proceeds of redemptions of Portfolio shares by 11 a.m. Eastern time on the next Business Day after a redemption order is received in accordance with Section 10 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

13. All expenses incident to the performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall pay the cost of registration of Trust shares with the SEC. The Trust shall distribute, to the Variable Accounts, proxy material, periodic Trust reports to shareholders and other material the Trust may require to be sent to Contract owners. The Trust shall pay the cost of qualifying Trust shares in states where required. The Trust, at its or the Underwriter's expense, will provide Insurance Company with as many copies of the Trust's current prospectus as Insurance Company may reasonably request, and other material the Trust may require to be sent to Contract owners. The Trust will provide Insurance Company with a copy of the Statement of Additional Information suitable for duplication.




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         Insurance Company shall bear the expenses of routine annual distribution of the Trust's prospectus to Contract owners and of distributing the Trust's proxy materials and reports to such Contract owners.

14. Insurance Company and its agents shall make no representations concerning the Trust or Trust shares except those contained in the then-current registration statement, prospectus, or statements of additional information of the Trust, as such registration, statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in current printed sales literature or promotional material approved by the Trust or its designee, except with the permission of the Trust.

15. The Trust and Underwriter shall not give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Variable Accounts, or the Contracts other than the information or representations contained in a registration statement or prospectus or statement of additional information for the Contracts, as such registration statement and prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Variable Accounts, or in current printed sales literature or other promotional material approved by Insurance Company or its designee, except with the permission of Insurance Company.

16. Administrative services to Contract owners shall be the responsibility of Insurance Company, and shall not be the responsibility of the Trust or Underwriter. The Trust and





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         Underwriter recognize that Insurance Company will be sole shareholder of Trust shares issued pursuant to the Contracts. Such arrangement will result in multiple share orders.

17. The Trust represents and warrants that the Trust shall comply at all times with Sections 817(h) and 851 of the Internal Revenue Code of 1986, as amended, if applicable, and the regulations thereunder, and the applicable provisions of the 1940 Act relating to the diversification requirements for variable annuity, endowment, and life insurance contracts. Upon request, the Trust shall provide Insurance Company with a letter from the appropriate Trust officer certifying the Trust's compliance with the diversification requirements and qualification as a regulated investment company.

18. The Trust represents and warrants that the Trust and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

19. The Trust or Underwriter will notify Insurance Company promptly upon having a reasonable basis for believing that the Trust or any Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

20. Insurance Company agrees to inform the Board of Trustees of the Trust of the existence of or any potential for, any material irreconcilable conflict of interest between the






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         interests of the Contract owners of the Variable Accounts investing in the Trust and/or any other separate account of any other insurance company investing in the Trust.

         A material irreconcilable conflict may arise for a variety of reasons, including:

(a)      an action by any state insurance or other regulatory authority;

(b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax or securities regulatory authorities;

(c)      an administrative or judicial decision in any relevant proceeding;

(d)      the manner in which the investments of any Portfolio are being managed;

(e) a difference in voting instructions given by Contract owners and variable annuity insurance contract owners or by variable annuity or life insurance contract owners of different life insurance companies utilizing the Trust; or

(f) a decision by Insurance Company to disregard the voting instructions of Contract owners.




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         Insurance Company will be responsible for assisting the Board of
         Trustees of the Trust in carrying out its responsibilities by providing the Board with all information which to Insurance Company's knowledge is reasonably necessary for the Board to consider any issue raised, including information as to a decision by Insurance Company to disregard voting instruction of Contract owners.

         The Board of Trustees of the Trust will monitor the Trust for existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Trust.

         It is agreed that if it is determined by a majority of the members of the Board of Trustees of the Trust or a majority of its disinterested Trustees that a material irreconcilable conflict exists affecting Insurance Company, Insurance Company shall, at its own expense, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps may include, but are not limited to:

         (a) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Trust or submitting the questions of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any particular group (i.e., annuity Contract owners, life insurance Contract owners or qualified Contract






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                  owners) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; or

         (b) establishing a new registered management investment company or managed separate account.

         For purposes hereof, a majority of the disinterested members of the Board of Trustees of the Trust shall determine whether any proposed action adequately remedies any material irreconcilable conflict. In no event will the Trust be required to establish a new funding medium for any Contracts. Insurance Company shall not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of affected Contract owners. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then Insurance Company will withdraw the Variable Accounts' investment in the Trust and terminate this Agreement within six (6) months, or such lesser period of time as the SEC may require, after the Board informs Insurance Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

         The Trust will undertake to promptly make known to Insurance Company the Board of Trustees' determination of the existence of a material irreconcilable conflict and its implications.





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         If a material irreconcilable conflict arises because of insurance
         Company's decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Insurance Company may be required, at the Trust's election, to withdraw the Variable Accounts' investment in the Trust; provided, however, that such withdrawal shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Trust shall continue to accept and implement orders by Insurance Company for the purchase (and redemption) of shares of the Trust. If investment in all Portfolios is withdrawn, then this Agreement will terminate. No charge or penalty will be imposed against the Variable Accounts as a result of such withdrawal Insurance Company agrees that any remedial action taken by it in resolving any material conflicts of interest will be carried out with a view only to the interests of Contract owners.

         If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Insurance Company conflicts with the majority of other state regulators, then Insurance Company will withdraw the Variable Accounts' investment in the Trust and terminate this Agreement within six months after the Board informs Insurance Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination






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         shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Trust shall continue to accept and implement orders by Insurance Company for the purchase (and redemption) of shares of the Trust.

21. This Agreement shall terminate as to the sale and issuance of new Contracts:

(a) at the option of Insurance Company, Underwriter or the Trust upon six months' advance written notice to the other parties;

(b) at the option of Insurance Company, if Trust shares are not available for any reason to meet the requirements of Contracts as determined by Insurance Company. Reasonable advance notice of election to terminate shall be furnished by Insurance Company;

(c) at the option of Insurance Company, Underwriter or the Trust, upon institution of formal proceedings against the Broker-Dealer or Broker-Dealers marketing the Contracts, the Variable Accounts, Insurance Company or the Trust by the National Association of Securities Dealers ("NASD"), the SEC or any other regulatory body;

(d) upon a decision by Insurance Company, in accordance with regulations of the SEC, to substitute such Trust shares with the shares of another investment






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         company for Contracts for which the Trust shares have been selected to serve as the underlying investment medium. Insurance Company will give 60 days' written notice to the Trust and Underwriter of any proposed vote to replace Trust shares;

(e) upon assignment of this Agreement unless made with the written consent of each other party;

(f) in the event Trust shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Trust shares as an underlying investment medium of Contracts issued or to be issued by Insurance Company. Prompt notice shall be given by either party to the other in the event the conditions of this provision occur.

(g) at the option of Insurance Company by written notice to the Trust and Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof or if Insurance Company reasonably believes that the Portfolio may fail to meet either of those requirements;

(h) at the option of Insurance Company by written notice to the Trust and Underwriter, if Insurance Company shall determine, in its sole judgment exercised in good faith, that the Trust or Underwriter has suffered a material adverse change






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         in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i) at the option of the Trust or Underwriter by written notice to Insurance Company, if the Trust or Underwriter shall determine, in its sole judgment exercised in good faith, that the Trust or Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

22. Termination as the result of any cause listed in the preceding paragraph shall not affect the Trust's obligation to furnish Trust shares for Contracts then in force for which the shares of the Trust serve or may serve as an underlying medium, unless such further sale of Trust shares is proscribed by law or the SEC or other regulatory body, or deemed by the Trust's Board of Trustees, acting in good faith, not to be in the best interests of the Trust or any Portfolio thereof, upon 90 days written notice to Insurance Company. Specifically, without limitation, the owners of Contracts then in force shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Contracts then in force. In addition, with respect to the Contracts in force upon termination pursuant to the preceding paragraph, the provisions of Sections 9, 10, 11, 12, 13, 17, 18, and 19 shall survive and not be affected by termination of this Agreement. The parties agree that this section shall not apply to any terminations under Section 20 and the effect of such Section 20 terminations shall be governed by Section 20 of this Agreement.






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      Notwithstanding any termination of this Agreement, each party's obligation under Section 27 to indemnify other parties shall survive and not be affected by any termination of this Agreement. A successor by law of the parties of this Agreement shall be entitled to the benefits of the indemnification contained in Section 27.

23. Each notice required by this Agreement shall be given by wire and confirmed in writing to:

                     Provident Mutual Life Insurance Company
                     1600 Market Street
                     Philadelphia, Pennsylvania 19103
                     Attn:  Chief Executive Officer

                     Providentmutual Life and Annuity Company of America 300 Continental Drive
                     Newark, Delaware 19713
                     Attn:  President

                     Van Eck Investment Trust
                     122 East 42nd Street
                     New York, New York 10168
                     Attn:  President

                     Van Eck Associates Corporation
                     122 East 42nd Street
                     New York, New York 10168
                     Attn: President, with copy to General Counsel


24. Advertising and sales literature with respect to the Trust prepared by Insurance Company or its agents for use in marketing its Contracts will be submitted to the Trust for review before such material is submitted to the SEC or NASD for review.

25. The Trust or Underwriter shall furnish, or shall cause to be furnished, to Insurance Company, each piece of advertising and sales literature in which Insurance Company






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      and/or its separate account(s) is named, for review before such material is submitted to the SEC or NASD for review.

26. Insurance Company (a) will distribute all proxy material furnished by the Trust, (b) will. solicit voting instructions from Contract owners, and (c) will vote Trust shares in accordance with instructions received from the Contract owners of such Trust shares, and (d) will vote the Trust shares for which no instructions have been received in the same proportion as Trust shares for which said instruction have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. Insurance Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law. Insurance Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Trust shares held for such Contract owners.

27.   (a)   Insurance Company agrees to indemnify and hold harmless the Trust,
            Underwriter, and each of their trustees, directors, officers, employees, agents and each person, if any, who controls the Trust within the meaning of the 1933 Act (the Trust and such persons collectively, "Trust Indemnified Person") against any losses, claims, damages or liabilities to which a Trust Indemnified Person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in






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            the registration statement or prospectus or statement of additional information for the Variable Accounts or in information furnished in writing by Insurance Company for use in the registration statement or prospectus or statement of additional information of the Trust or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectus, statement of additional information, and Trust-prepared sales literature of the Trust) of Insurance Company or its agents with respect to the sale and distribution of Contracts for which Trust shares are an underlying investment or arise out of a breach of this Agreement; and Insurance Company will reimburse any legal or other expenses reasonably incurred by a Trust Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

      (b) The Trust agrees to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act (Insurance Company and such persons collectively, "Insurance Company Indemnified Person") against any losses, claims, damages or liabilities to which an Insurance Company Indemnified Person may become subject, under the 1933 Act or otherwise, insofar as such






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            losses, claims, damages or liabilities to which an Insurance
            Company Indemnified Person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or statement of additional information or Trust-prepared sales literature of the Trust, or in information furnished in writing by the Trust for use in the registration statement or prospectus or statement of additional information of the Variable Accounts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon the Trust's failure to keep each of the Trust options fully diversified and qualified as a regulated investment company as required by the applicable provisions of the Internal Revenue Code, the 1940 Act, and any other law or regulation, or arise out of a breach of this Agreement and the Trust will reimburse any legal or other expenses reasonably incurred by an Insurance Company Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement or prospectus or statement of additional information in conformity with written information furnished to the Trust by Insurance Company specifically for







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            use therein or in Insurance Company-prepared sales literature. This indemnity agreement will be in addition to any liability which the Trust may otherwise have.

      (c) Underwriter agrees to indemnify and hold harmless each Insurance Company Indemnified Person against any losses, claims, damages or liabilities to which an Insurance Company Indemnified Person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or statement of additional information or Underwriter-prepared sales literature of the Trust, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon Underwriter's failure to keep each of the Trust and its Portfolios fully diversified and qualified as a regulated investment company as required by the applicable provisions of the Internal Revenue Code, the 1940 Act, and any other law or regulation, or arise out of a breach of this Agreement and Underwriter will reimburse any legal or other expenses reasonably incurred by each Insurance Company Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Underwriter will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement or prospectus or statement of







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            additional information in conformity with written information furnished to Underwriter by Insurance Company specifically for use therein or Insurance Company-prepared sales literature. This indemnity agreement will be in addition to any liability which Underwriter may otherwise have.

      (d) The Trust and Underwriter shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay directly due to the Trust's or Underwriter's (or their designated agent's) (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain to Insurance Company attributable to the Trust's, or Underwriter's (or their designated agent's) incorrect calculation or reporting of the daily net asset value shall be immediately returned to the Trust.

      (e) Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party, at its expense, will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      (f) The indemnifying party shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an indemnified party would otherwise be subject by reason of such indemnified party's willful misfeasance, bad faith, or negligence in the performance of such indemnified party's duties or by reason of such indemnified party's reckless disregard of obligations or duties under this Agreement or to the indemnifying party, whichever is applicable.

      (g) Each indemnified party will promptly notify the indemnifying party of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Trust shares or the Contracts or the operation or existence of the Trust or the Variable Accounts.

      (h) Nothing herein shall entitle an indemnified party to special, consequential or exemplary damages or damages of like kind or nature, and with respect to Section 27(d) hereof, all liability, loss and damages shall be limited to the amount required to correct the value of the account as if there had been no incorrect calculation or reporting or untimely reporting of net asset value, dividend rate or capital gain distribution rate.

      (i) The term "Trust" means the Master Trust Agreement of the Trust (organized as a Massachusetts business trust), as the same may from time to time, be amended. It is expressly agreed that the obligations of the Trust or a Portfolio hereunder shall not be binding on any trustees, shareholders, nominees, officers, agents or employees of the Trust or a Portfolio personally, but bind only the assets and property of the Trust or Portfolio. The execution and delivery of this Agreement by the officers of the Trust has been authorized by the trustees of the Trust, acting as such, and neither such authorization by the trustees or execution and delivery by any such officer shall be deemed to have been made by any of them personally, but shall bind only the assets and property of a Portfolio, as provided in the Master Trust Agreement.

      28. If, in the course of future marketing of the Contracts, Insurance Company or its agents shall request the continued assistance of the Trust's sales personnel, compensation (which will be negotiated by the Trust and Insurance Company) shall be paid by Insurance Company to the Trust.


                                 PROVIDENT MUTUAL LIFE INSURANCE COMPANY


 May 1, 1995                     By   /s/ Illegible
 -----------                          ------------------------------
Date


                                 PROVIDENTMUTUAL LIFE AND ANNUITY
                                 COMPANY OF AMERICA


 May 1, 1995                     By   /s/ Illegible
 -----------                          ------------------------------
Date


                                 VAN ECK INVESTMENT TRUST


 May 1, 1995                     By   /s/ Illegible
 -----------                          ------------------------------
Date


                                 VAN ECK SECURITIES CORPORATION


 May 1, 1995                     By   /s/ Illegible
 -----------                          ------------------------------
Date